EXHIBIT 23

DELOITTE & TOUCHE LLP
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          3900 US Bancorp Tower    Telephone:  (503) 222-1341
          111 SW Fifth Avenue      Facsimile:  (503) 224-2172
          Portland, Oregon 97204-3698





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-63017 and 33-63585, Post-Effective Amendment No. 1 to Registration Statement No. 2-76276, and Post-Effective Amendment No. 2 to Registration Statement No. 2-77195 on Form S-8 and in Registration Statements Nos. 33-64014, 33-51271, and 33-53795, and Post-Effective Amendments No. 1 to Registration Statements Nos. 33-1304 and 33-20384 on Form S-3 of our report dated February 20, 1996 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the Company's method of accounting for income taxes and postretirement benefits) appearing in this Annual Report on Form 10-K of Northwest Natural Gas Company for the year ended December 31, 1995.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
March 21, 1996